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                                                                   EXHIBIT 10.32

                         NORTHERN STATES POWER COMPANY

                         825 Rice Street                    Cynthia L. Lesher
                         St. Paul, Minnesota 55117-6485      President
                         Telephone (651) 229-2592           NSP Gas



August 26, 1999



Dave Peterson
NRG Energy, Incorporated                                           VIA FACSIMILE
Suite 700                                                          AND U.S. MAIL
1221 Nicollet Mall
Minneapolis, Minnesota 55403

Dear Dave:

As you know, the period of time during which you may request a lump sum payment under your employment agreement expires tomorrow. Due to the ongoing discussions regarding the extension of your agreement and how to best coordinate the extension with NCE, the NRG Board has approved granting you an additional 30-day period during which you may elect a lump sum.

Sincerely,

Cyndi